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                                                                      Exhibit 2



                                       CONSENT
                               OF INDEPENDENT AUDITORS


    We consent to the use of our report dated February 14, 1997, with respect to the financial statements of The Paul Revere Variable Annuity Contract Accumulation Fund, and our report dated March 27, 1997, with respect to The Paul Revere Variable Annuity Insurance Company, in the Registration Statement (Form N-3 No. 2-24380), and related Prospectus and Statement of Additional Information of The Paul Revere Variable Annuity Contract Accumulation Fund dated May 1, 1997.





                                                           ERNST & YOUNG LLP



Boston, Massachusetts
April 29, 1997